UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2025
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BDC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On July 18, 2025, Belden Inc., a Delaware corporation (the “Company”), and certain of its U.S. and non-U.S. subsidiaries, the Lenders (as defined below) and Administrative Agent (as defined below) entered into a Third Amended and Restated Credit Agreement (the “Third Amended and Restated Credit Agreement”) by and among the Company, as the U.S. borrower, certain non-U.S. subsidiaries of the Company located in Canada, Germany, the United Kingdom and the Netherlands, as foreign borrowers, certain other U.S. and non-U.S. subsidiaries of the Company party thereto as guarantors, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and a syndicate of lenders (the “Lenders”). The Third Amended and Restated Credit Agreement amends and restates the Company’s prior credit agreement entered into on June 2, 2021 (the “Prior Credit Agreement”). Pursuant to the Third Amended and Restated Credit Agreement the lenders will continue to provide to the Company and the foreign borrowers a $400.0 million multicurrency asset-based revolving credit facility upon the terms and conditions set forth in the Third Amended and Restated Credit Agreement (the “Credit Facility”).

The Third Amended and Restated Credit Agreement, among other things:

•Extends the maturity date of the Credit Facility until July 18, 2030.

•Increases the commitments from $300.0 million to $400.0 million.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto. The representations and warranties contained in the Third Amended and Restated Credit Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Third Amended and Restated Credit Agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Third Amended and Restated Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The schedules and exhibits to the Third Amended and Restated Credit Agreement are not included in Exhibit 10.1, but are available upon request to the Company’s Corporate Secretary. Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the Company treats as private or confidential.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number

10.1	Third Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: July 21, 2025	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General
Counsel and Corporate Secretary